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                                                                   EXHIBIT 10(b)

         [TRANSMITTED ON SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 27, 2001


Board of Directors
Canada Life Insurance Company of New York
Canada Life of New York Variable Annuity Account 1
410 Saw Mill River Road
Ardsley, New York 10502

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 15 under the Securities Act of 1933 and Post-Effective Amendment No. 18 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-32199) filed by Canada Life Insurance Company of New York and Canada Life of New York Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,

                         SUTHERLAND ASBILL & BRENNAN LLP


                         By:   /s/  Stephen E. Roth
                            ----------------------------------
                                  Stephen E. Roth